UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2005

ArQule, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-994-0375

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 2, 2005, the Registrant received notice from Pfizer Inc ("Pfizer") that, pursuant to the terms of the Collaboration Agreement between Pfizer and the Registrant, dated as of December 19, 2001 (the "Agreement") as amended, Pfizer had elected to terminate the Agreement, effective May 22, 2006. The Registrant will continue to provide chemistry services to Pfizer pursuant to the Agreement through the effective date of termination.

Under the terms of the Agreement, since December 2001 the Registrant produced for Pfizer annually an average of approximately one hundred and sixty thousand synthetic chemical compounds and received average annual cash payments of approximately $50 million for those compounds and related services. The Agreement provides for six months’ prior written notice by either party to the other for termination without cause and, in the event of termination by Pfizer, certain payments to the Registrant. In accordance with these provisions, the Registrant expects to receive approximately $19.8 million in connection with the termination notification referred to above.

Pfizer terminated the Agreement without cause. Management of Registrant believes that such action was taken by Pfizer in response to its changing requirements. The Registrant will not incur any financial penalty as a result of termination.

In connection with the Agreement and an earlier technology acquisition agreement between Pfizer and the Registrant, Pfizer purchased 3,273,679 shares of the Registrant’s common stock, representing beneficial ownership of approximately 9.3% of the Registrant's outstanding common stock.

The Registrant issued a press release on December 6, 2005 reporting termination of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Collaboration Agreement between Pfizer Inc and the Company, filed as Exhibit 10.39 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the U.S. Securities and Exchange Commission on March 27, 2002 (File No. 000-21429) and incorporated herein by reference.

99.2 Text of Press Release dated December 6, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc.

December 7, 2005	By:	Louise A. Mawhinney

Name: Louise A. Mawhinney
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.2	Text of Press Release dated December 6, 2005